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                                                                    EXHIBIT 10.9




THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON AN EXEMPTION FROM SAID ACT AND SUCH LAWS, AND THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, ACCEPTABLE TO THE BORROWER, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION.

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                                PROMISSORY NOTE

$425,000                                                            May 15, 1996
                                                         Oklahoma City, Oklahoma

         1. Borrower's Promise To Pay. FOR VALUE RECEIVED, the undersigned Borrower promises to pay OKLAHOMA MEDICAL RESEARCH FOUNDATION, an Oklahoma not-for-profit corporation ("Lender"), or order, at 825 N.E. 13th Street, Oklahoma City, Oklahoma 74104, or such other place as Lender may designate in writing, the principal sum of Four Hundred Twenty-Five Thousand Dollars ($425,000), together with interest on the unpaid principal balance as hereinafter set forth.

         2. Interest. For a period of 24 months following the date hereof, the unpaid principal balance of this Note shall bear no interest. Thereafter, until fully paid, the unpaid principal balance of this Note shall bear interest at a rate per annum of eight percent (8%) ("Per Annum Interest Rate"). Any principal or interest not paid when due shall bear interest until paid at a rate of five percent (5%) per annum greater than the Per Annum Interest Rate. For purposes of computing interest and determining the date principal and interest payments are received, all payments owing under this Note will not be deemed to have been made until such payments are received by Lender in collected funds. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days.

         3.      Payments.

                 3.1. Payments shall be made on May 15, August 15, November 15, and February 15 of each year (each such date constituting a "Quarterly Payment Date"), until the principal and interest under this Note shall be paid in full. No payments shall be due prior to May 15, 1998. Commencing on that date, and thereafter on each Quarterly Payment Date, the Borrower shall pay interest on the unpaid principal at the Per Annum Interest Rate. Commencing on May 15, 1999, and thereafter on each Quarterly Payment Date, the Borrower shall, in addition to the foregoing interest payment, make a principal payment of Twenty-Five Thousand Dollars.

                 3.2. In the event any payment due under this Note becomes due on a day which is not a regular business day of Lender, the due date of such payment shall be extended to the next succeeding business day of Lender.
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                 3.3.     Notwithstanding any provisions herein, the  total
liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Oklahoma, and no holder of this Note shall ever be entitled to receive, collect, or apply, as interest on the indebtedness, any amount in excess of the maximum legal rate of interest permitted to be charged by applicable law, and, in the event any holder of this Note ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness, and if the unpaid principal balance of the indebtedness is paid in full, any remaining excess shall be forthwith paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and any holder hereof shall, to the extent permitted by applicable laws: (a) characterize any non-principal payments as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effect thereof; and (c) "spread" the total amount of interest throughout the entire term of the Note.

         4. Default. Upon default in any of the terms or conditions of this Note, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter as the holder may elect, regardless of the date of maturity hereof. Notice of the exercise of such option is hereby expressly waived.

         5. Waivers and Governing Law. No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. This Note and the obligations evidenced hereby are to be construed and governed by the laws of the State of Oklahoma.

         6. Collection Costs. The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Borrower will pay to the holder its reasonable attorney's fees, together with all court costs and other expenses paid by such holder.

         7. Right of Offset. Any indebtedness due from holder hereof to Borrower or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of Borrower, and may at any time while the whole or any part of such obligation remains unpaid be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Borrower or any party hereto.

         8. Repayment. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

         9.      Miscellaneous.

                 9.01. Commercial Loan. It is expressly stipulated and agreed that the loan evidenced by this Note is given for an actual lending transaction for business purposes and not for personal, residential or agricultural purposes.



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                 9.02.    Notices.  All notices shall be given at the following
addresses:

                 If to the Borrower:     ZymeTx, Inc.
                                         825 N.E. 13th Street
                                         Oklahoma City, OK 73104

                 If to the Lender:       Oklahoma Medical Research Foundation
                                         825 N.E. 13th Street
                                         Oklahoma City, OK 73104

         Either party may change its address for notice purposes upon giving ten (10) days prior notice in accordance with this section. All notices given shall be in writing and shall be considered properly given if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering the notice in person to the intended addressee. Any notice mailed shall be effective upon its deposit in the custody of the U. S. Postal Service; notice personally delivered shall be effective upon receipt.

                 9.03. Captions. All caption headings are for convenience only and shall not be interpreted to enlarge or restrict the provisions of this Note.




                                        ZYMETX, INC.


                                        By: /s/ PETER G. LIVINGSTON
                                           ------------------------------------
                                           Peter G. Livingston, President





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